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                                                              Exhibit 27(h)viiib



                      AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT TO PARTICIPATION AGREEMENT dated as of June 16, 2003, by and among ROYCE CAPITAL FUND ("Trust"), ROYCE & ASSOCIATES, LLC ("Adviser") and TRANSAMERICA LIFE INSURANCE COMPANY ("Company").

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into a Participation Agreement dated as of April 5, 2002 (the "Participation Agreement"), pursuant to which the Adviser has agreed to make shares of the Trust available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

         WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

         (a) Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

TRUST:

ROYCE CAPITAL FUND

By: ____________________________________

Name: __________________________________

Title: _________________________________

ADVISER:

ROYCE & ASSOCIATES, LLC

By: ____________________________________

Name: __________________________________

Title: _________________________________

COMPANY:

TRANSAMERICA LIFE INSURANCE COMPANY

By: ____________________________________

Name: __________________________________

Title: _________________________________

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                                   SCHEDULE A

             SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS AND PORTFOLIOS

  NAME OF SEPARATE ACCOUNT AND DATE               POLICY FORM NUMBERS
ESTABLISHED BY THE BOARD OF DIRECTORS             OF CONTRACTS FUNDED                          APPLICABLE PORTFOLIOS
-------------------------------------             -------------------                          ---------------------
PFL Corporate Account One                         Advantage V                                  Royce Small-Cap Portfolio
Established October 10, 1998                      Form Number WL 712 136 84 798                Royce Micro-Cap Portfolio
                                                  (may vary by state)

Transamerica Corporate Separate                   Advantage X                                  Royce Small-Cap Portfolio
Account Sixteen                                   Form Number EM VC1 TL703                     Royce Micro-Cap Portfolio
Established June 16, 2003                         (may vary by state)